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              AMERICAN ENTERPRISE LIFE INSURANCE COMPANY
                    Bank Variable Annuity Contract

                           POWER OF ATTORNEY


City of Minneapolis

State of Minnesota


Each of the undersigned, as a director of American Enterprise Life Insurance Company (AEL), sponsor of the unit investment trust consisting of the American Enterprise Variable Account in connection with the filing of a registration statement on Form N-4 under the Securities Act of 1933 and the Investment Company Act of 1940, hereby constitutes and appoints William A. Stoltzmann, Mary Ellyn Minenko and Colleen Curran or any one of them, as his/her attorney-in-fact and agent, to sign for him/her in his/her name, place and stead any and all filings, applications (including applications for exemptive relief), periodic reports, registration statements (with all exhibits and other documents required or desirable in connection therewith), other documents, and amendments thereto and to file such filings, applications periodic reports, registration statements, other documents, and amendments thereto with the Securities and Exchange Commission, and any necessary states, and grants to any or all of them the full power and authority to do and perform each and every act required or necessary in connection therewith.



/s/ Alan R. Dakay                            June 22, 1994
    Alan R. Dakay


/s/ Richard W. Kling                         June 22, 1994
    Richard W. Kling


/s/ Paul S. Mannweiler                       June 22, 1994
    Paul S. Mannweiler


/s/ Stuart A. Sedlacek                       June 22, 1994
    Stuart A. Sedlacek


/s/ William A. Stoltzmann                    June 22, 1994
    William A. Stoltzmann


/s/ William N. Westhoff                      June 22, 1994
    William N. Westhoff